Exhibit 10.81

SECURED CONVERTIBLE PROMISSORY NOTE

$216,000	Orange County, CA

November 26, 2014

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation (referred to herein as the “Borrower” or “Company”), hereby unconditionally promises to pay to the order of Greggory Haugen its endorsees, successors and assigns (the “Holder” or “Lender”), in lawful money of the United States the principal sum of Two Hundred Sixteen Thousand Dollars ($216,000).

1.     Terms of Repayment and Conversion.

a.     All amounts outstanding under this Note shall mature and become due and payable on November 26, 2016 (the "Maturity Date"), subject to any prior payment required by this Note. At the Maturity Date, or during the Term, the Lender shall have the right, but not the obligation, to convert this Note into shares of the Company’s common stock at a price of $0.10 per share (the “Conversion Price”). At the Maturity Date, or during any time after April 15, 2015, the Lender shall have the right, but not the obligation, to convert this Note into shares of the Company’s common stock at a price equal to the lower of of $0.10 per share or 50% of the closing stock price on the day after the Company is given notice of the conversion by the Lender (the “Conversion Price”).

b.     The Holder may from time to time effect conversions of all or a portion of the outstanding principal amount and accrued interest of this Note by delivering the “Notice of Conversion” (attached as Exhibit A) to the Company specifying therein the principal amount of this Note to be converted. Such conversions shall be effected within ten (10) days of receipt by the Company of the Notice of Conversion. The number of shares issuable upon a conversion hereunder shall be equal to the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events. The shares issued upon conversion shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period and compliance by the Holder with any reasonable requirements of the Company’s transfer agent to eliminate restrictions on transfer under the Securities Act of 1933, as amended, freely tradable. The Holder shall receive the stock certificate(s) within five (5) business days following the date of conversion.

2.     Interest Rate. This Note shall accrue interest on the principal from the date of this Note at a rate of Ten Percent (10%) per annum (the “Interest Rate”). All payments and conversions hereunder are to be applied first to the payment or satisfaction of accrued interest, and the remaining balance to the payment or satisfaction of principal. In the event of default, interest shall stop accruing when Lender takes possession of the Collateral.

3.     Events of Default. If any of the events of default specified in this Section shall occur, Holder may, so long as such condition continues, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice. The following shall be considered events of default:

a.     Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

b.     Failure to issue shares of common stock of the Company within 10 days after the Company’s receipt of a valid notice of conversion; or

c.     If the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction.

4.     Successors and Assigns: Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein. The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

5.     Governing Law. This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California. Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

6.      Security Interest.   This Note is secured by a security interest granted to the Lender pursuant to the Security Agreement dated January 5, 2011, by and between the Borrower and the Lender. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled hereunder or under any of the other documents executed in connection herewith or and any other agreement to which the Borrower and Lender are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Immediately, upon satisfaction of this Note (either by repayment or conversion), the security interest granted to the Lender pursuant to the Security Agreement shall be released unconditionally, fully and completely.

7.     Notices. For the purpose of this Note, notices and all other communications provided for in this Note shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Holder, then the last known address on file with the Company.

If to the Company:	Location Based Technologies, Inc. 1 Jenner, Suite 100 Irvine, CA 92618 E-mail: a.harrison@pocketfinder.com

If to Lender:	Greggory Haugen

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

8.     Heading; References. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Note.

9.     Representations and Warranties. Each Party has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Note and otherwise to carry out its obligations hereunder.

10.     Counterparts. This Agreement may be executed in counterparts by the Company and the Lender, both of which taken together shall be deemed one original, binding on both parties, notwithstanding that all parties are not signatories to the original or the same counterpart.

11.     Entire Agreement. This Note and the Loan Documents constitute the entire understanding between the parties hereto in respect of the terms of this Note by the Holder and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with the Company or any of its officers, employees or agents.

{Signature Page to Follow}

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date first set forth above.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:____________________

      David M. Morse

      CEO

Date: November 26, 2014

Lender:

______________________

Greggory Haugen

Date: November 26, 2014

Exhibit A

Notice of Conversion

The undersigned herby elects to convert $___________ of the principal and all of the accrued interest on the principal of the Promissory Note issued by Location Based Technologies, Inc., on ___________, 201_ being converted into shares of Common Stock of Location Based Technologies, Inc. according to the conditions set forth in such Note, as the date written below.

Date of Conversion: ____________________

Conversion Price: $_______

Shares To Be Delivered: ________________

Signature: ___________________________

Printed Name: Greggory Haugen

Name on the Certificate (if different from above):

Mailing Address:

______________________